Exhibit 99.1

FOR IMMEDIATE RELEASE

August 13, 2015

Contacts:

SSA Marine:

Bob Watters, Senior Vice President, (206) 654-3575

Cloud Peak Energy Inc.:

Karla Kimrey, Vice President, Investor Relations, (720) 566-2932

Rick Curtsinger, Director of Public Affairs, (720) 566-2948

Crow Tribe of Indians:

Del Laverdure, Counsel, (406) 850-3258

Melissa Holds the Enemy, Managing Attorney, (406) 839-1167

SSA MARINE WELCOMES THE CROW TRIBE AND CLOUD PEAK ENERGY

AS PARTNERS IN THE GATEWAY PACIFIC TERMINAL

Seattle, WA; Gillette, WY; Billings, MT — SSA Marine, The Crow Tribe of Indians and Cloud Peak Energy Inc. (NYSE:  CLD), today announced that the Crow Tribe and Cloud Peak Energy are joining SSA Marine as partners in the Gateway Pacific Terminal, located in the Northwest corner of Washington state.

The Gateway Pacific Terminal (GPT) is a planned 54 million metric ton, dry bulk, deep water export terminal designed to handle commodities such as coal, grain, and potash.  GPT will be the only U.S. Pacific Northwest terminal with natural deep water accommodating cost saving cape size bulk vessels.  GPT is currently two and a half years into an unprecedentedly broad and thorough permitting process.

Under this new ownership structure, SSA Marine remains the majority owner retaining 51% of the company’s shares; Cloud Peak Energy owns 49%; and the Crow Tribe will have an option to secure 5% from Cloud Peak Energy.

Chairman Darrin Old Coyote of the Crow Tribal Executive Branch, said, “This unique opportunity is a continuation of our mutually beneficial relationship with Cloud Peak Energy and further increases the potential for developing the Crow Tribe’s coal resources.  Development of Tribal coal will help diversify the Tribe’s long-term revenues and provide much needed, family-wage Tribal jobs.  We look forward to helping make the GPT a reality and realizing substantial benefits for the Tribe.”

For its 49% ownership interest, Cloud Peak Energy paid $2 million upon signing and will pay all future permitting expenses up to $30 million, which is anticipated to cover expenses through 2019.  The owners will then share any additional permitting expenses based on their ownership interests.  Cloud Peak Energy has the right to exit its investment at its discretion during the permitting phase and return its ownership interests to SSA Marine.  As previously announced, Cloud Peak Energy has an existing throughput option agreement with GPT that provides Cloud Peak Energy up to 17.6 million short tons of capacity per year.

In 2013, Cloud Peak Energy’s Big Metal Coal Co. LLC subsidiary and the Crow Tribe entered agreements regarding exploration rights and exclusive options to lease and develop up to an estimated 1.4 billion tons of in-place Northern Powder River Basin coal on the Crow Indian Reservation in southeast Montana, near Cloud Peak Energy’s Spring Creek Mine in Montana and Youngs Creek development project in northeast Wyoming.

Bob Watters, Senior Vice President of SSA Marine, said, “The deal is a win-win for all involved.  GPT benefits from the addition of strategic partners such as the Crow Tribe and Cloud Peak Energy and the new shareholders benefit from ownership flexibility common with a project awaiting permits.”

Colin Marshall, Cloud Peak Energy’s President and CEO, said, “We are pleased to become an owner of this very important project that could allow U.S. coal to meet growing demand in South Korea, Japan and Taiwan.  Although the project currently faces a challenging permitting process, we are confident that if the project is assessed on its merits, it will be approved, meet all federal and state regulations, and bring significant jobs and prosperity to Washington State, the Crow Tribe, Montana, and Wyoming.  The initial $2 million payment and ownership flexibility allow us to take part in this opportunity with very limited risk.”

About SSA Marine

SSA Marine, a subsidiary of Carrix, Inc., is the largest U.S. owned and largest, privately-held container terminal operator and cargo handling company in the world, handling approximately 22 million container TEU’s per year at its marine and rail terminal operations.  Since it’s 1949 foundation in Bellingham, WA, the 66 year-old company has continued to expand throughout the world.  Today it has activities at more than 210 terminal facilities and rail operations throughout the U.S. as well as internationally in Canada, Mexico, Central America, South America, Asia, New Zealand and South Africa.

About the Crow Tribe of Indians

The Crow Tribe of Indians (Apsáalooke Nation) is a federally-recognized Indian tribe, whose 13,000 members occupy a 2.2 million acre Reservation in southeastern Montana.  Under the Tribe’s 2001 Constitution, the Tribal Government consists of an Executive Branch, a Legislative Branch, and an independent Judicial Branch.

About Cloud Peak Energy®

Cloud Peak Energy Inc. (NYSE:CLD) is headquartered in Wyoming and is one of the largest U.S. coal producers and the only pure-play Powder River Basin coal company.  As one of the safest coal producers in the nation, Cloud Peak Energy mines low sulfur, subbituminous coal and provides logistics supply services.  The Company owns and operates three surface coal mines in the PRB, the lowest cost major coal producing region in the nation.  The Antelope and Cordero Rojo mines are located in Wyoming and the Spring Creek Mine is located in Montana.  In 2014, Cloud Peak Energy shipped approximately 86 million tons from its three mines to customers located throughout the U.S. and around the world.  Cloud Peak Energy also owns rights to substantial undeveloped coal and complimentary surface assets in the Northern PRB, further building the Company’s long-term position to serve Asian export and domestic customers.  With approximately 1,600 total employees, the Company is widely recognized for its exemplary performance in its safety and environmental programs.  Cloud Peak Energy is a sustainable fuel supplier for approximately four percent of the nation’s electricity.

Cloud Peak Energy’s Cautionary Note Regarding Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning. Forward-looking statements are based on management’s current expectations or beliefs as well as assumptions and estimates regarding our company, industry, economic conditions, government regulations, energy policies and other factors. Forward-looking statements may include, for example, (1) anticipated future market conditions, demand and pricing for PRB and Tribal coal, (2) our current estimates of the quantity and quality of Tribal coal, (3) any future exercise of our lease options for Tribal coal and any potential development, production and marketing of Tribal coal, (4) the anticipated timing, cost and ability to obtain required regulatory approvals for the Gateway Pacific Terminal and for any potential development of Tribal coal, (5) our continued future ownership in the Gateway Pacific Terminal and any risks associated with our ownership, (6) our business development and growth initiatives and strategies, including our export growth strategy, and (7) other statements regarding this transaction and our plans, strategies, prospects and expectations concerning our business, industry, economic conditions, operating results, financial condition and other matters that do not relate strictly to historical facts. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including the risks that (i) required regulatory approvals and permits are not obtained in a timely manner or at all for the Gateway Pacific Terminal or our potential development of Tribal coal, including due to the impact of third party legal challenges, (ii) economic Tribal coal tons are substantially less than the currently estimated in-place tons, (iii) Asian export demand and domestic demand, and associated pricing, for PRB coal or Tribal coal remains depressed due to coal market conditions, competition with natural gas, regulatory impacts, governmental energy policies, climate change concerns or other factors, (iv) future development and operating costs for the Gateway Pacific Terminal or development of Tribal coal significantly exceed our expectations, (v) we incur unanticipated liabilities or expenses associated with our investment in the Gateway Pacific Terminal, (vi) we exit all or a portion of our investment in the Gateway Pacific Terminal, (vii) we are unable to negotiate and execute a definitive option agreement with the Crow Tribe for its potential future ownership in the Gateway Pacific Terminal, or (viii) anticipated benefits of the transactions described herein are not achieved. For a discussion of some of the additional factors that could adversely affect our future results or the anticipated benefits of this transaction, refer to the risk factors described from time to time in the reports and registration statements we file with the Securities and Exchange Commission (“SEC”), including those in Item 1A - Risk Factors in our most recent Form 10-K and any updates thereto in our Forms 10-Q and current reports on Forms 8-K. There may be other risks and uncertainties that are not currently known to us or that we currently believe are not material. We make forward-looking statements based on currently available information, and we assume no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this release, whether as a result of new information, future events or otherwise, except as required by law.

SOURCE:  Cloud Peak Energy

Cloud Peak Energy Inc.

Karla Kimrey, (720) 566-2932

Vice President, Investor Relations

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